Exhibit 10(t)(ii)

AMENDMENT NO. 1 TO THE CBS BONUS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PART B – AMENDMENT AND RESTATEMENT AS OF JANUARY 1, 2009 (THE “PLAN”)

Except as otherwise noted herein, the following amendment shall be effective as of January 1, 2009.

1.             Section 3.D of the Plan is hereby amended to delete such section in its entirety and to insert in place thereof the following:

“D.                   ‘Benefit Commencement Date’ means the first day of the month immediately following the later of (i) the Participant’s Separation from Service, and (ii) the Participant’s attainment of age 55, subject to any Transition Election or Subsequent Payment Election made by the Participant.”